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1

LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF HARRIS

     This Lease, made and entered into on the third day of November, 1994, by and between SALITEX II, LIMITED (Landlord), and CYBERONICS, INC., as (Tenant):

                                   WITNESSETH:

1.   LEASED PREMISES.

     In consideration of the mutual covenants and agreements set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the rental and on the terms and conditions hereinafter set forth, those certain premises outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof (the "Leased Premises"), on the first floor, in the building known as CLEAR LAKE ONE (the "Building") located at 17448 Highway Three in Webster, Harris County, Texas. The Building is located on that certain land (the "Land") conveyed by that certain deed recorded under Film Code Number 181-39-0452 of the Official Public Records of Real Property of Harris County, Texas, and more specifically described on the attached exhibit "A-1".

The term "Net Rentable Area" as used herein, shall refer to (i), in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass line of the Building to the inside surface of the opposite outer glass line, excluding only the areas ("service areas") within the outside walls used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any such service areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator machine rooms, mechanical and electrical rooms and public lobbies, and (ii), in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the outer glass walls enclosing the Leased Premises and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants (hereinafter sometimes called "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's Net Rentable Area (excluding common areas) on such floor bears to the aggregate Net Rentable Area (excluding common areas) on such


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floor, plus an allocation of the square footage of the Building's elevator machine rooms, mechanical and electrical rooms, and public lobbies. For the purposes of this Lease the common area factor is fifteen (15%) percent ("add-on factor"). No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 16,591 square feet.

2.   USE.

     Tenant shall have the right to occupy and use the Leased Premises for office, laboratory, clean room, light machine shop, light assembly in connection with implantable medical devices.

3.   TERM.

     Subject to the terms and conditions set forth herein, this Lease shall be in force for a term (the "Term") of Thirty six (36) months, beginning on November 1, 1994, (the "Commencement Date") and expiring on October 31, 1997, (the "Expiration Date").

4.   BASE RENTAL; RENT.

     A. Subject to the provisions for adjustment hereinafter set forth, Tenant hereby agrees to pay, without deduction or offset, a base annual rental (the "Base Rental") in the amount of One hundred ninety nine thousand ninety two and 00/100 ($199,092.00) dollars throughout the Term of this Lease. The Base Rental shall be due and payable in twelve (12) equal monthly installments of Sixteen thousand five hundred ninety one and 00/100 ($16,591.00) dollars in advance, without demand, on the first day of each calendar month during each year of the Term hereof. If the Term commences or terminates on any day other than the first or last day of a calendar month, the Base Rental and any other sums due hereunder shall be prorated for such fractional calendar month.

     B. The term "Rent" as used in this Lease shall mean the Base Rental, the Additional Rental, and all other amounts provided for in this Lease to be paid by Tenant, all of which shall constitute rental in consideration for this Lease and the leasing of the Leased Premises. All past due installments of Rent shall bear interest at four (4) percentage points over the current prime rate, of the average of the three (3) largest banks located in Houston, Texas, of per annum from the date due until paid. All payments of Rent shall be paid to Landlord in lawful money of the United States of America at the address of Landlord shown herein in Harris County, Texas, or to such other party or at such other place as Landlord may designate from time to time in a written notice to Tenant.


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5.   SECURITY DEPOSIT.

     Tenant has deposited prior to execution of this Lease with Landlord the sum of Thirteen thousand six hundred six and 26/100 ($13,606.26), which upon execution of this Lease, Six thousand eight hundred fifty four and 17/100 ($6,803.13) dollars will be returned to Tenant making the security deposit held by Landlord Six thousand eight hundred fifty four and 17/100 ($6,803.13), as a security deposit (the "Security Deposit") for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions or conditions of this Lease, including, but not limited to, the payment of Base Rental, or Additional Rental, Landlord may, at Landlord's option, use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Leased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after termination of this Lease (provided such termination is not the result of a default by Tenant hereunder) and after delivery of entire possession of the Leased Premises to Landlord and payment of all sums due to Landlord. In the event of a sale of the Land or the Building of which the Leased Premises form a part, Landlord shall have the right to transfer the Security Deposit to the vendee and upon the express assumption of such obligation by such vendee Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord.

6.   ADDITIONAL RENTAL.

     In addition to the Base Rental payable by Tenant during each year of the Term, Tenant shall also pay Additional Rental in accordance with this paragraph.

     A.   Definitions

          (1) The term "Taxes" shall mean all taxes, assessments and all other governmental charges, if any, which are levied, assessed or imposed upon, or become due and payable in connection


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with, or a lien upon, the Land, the Building, Garage, or facilities used in connection therewith, or the operation thereof, (excepting federal and state taxes on income) including taxes levied by present or future taxing authorities and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, impositions, assessments or other charges included in this definition of Taxes; provided, however, Taxes shall not include the portion, if any, of ad valorem taxes against the Leased Premises that is paid by tenants as a separate charge pursuant to paragraph 7 of this Lease.

     (2) The term "Operating Cost" shall mean all operating expenses of the Building which shall be computed on the accrual basis and which shall include all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Land and the Building, including, but not limited to, the following:

           (a) Wages and salaries of all employees engaged in the operation and maintenance of the Land and the Building, including taxes, insurance and benefits relating thereto and prorated to reflect time actually spent at the building;

           (b) All supplies and materials used in the operation and maintenance of the Building;

           (c) Cost of water, sewage, power, heating, lighting, air conditioning, ventilating, and other utilities furnished in connection with the operation of the Building (excluding any such cost billed to specific tenants);

           (d) Costs of all maintenance and service agreements on equipment, including, but not limited to, security services, alarm services, window cleaning, janitorial service, and elevator maintenance;

           (e) Costs of casualty, rentals and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

           (f) Costs of repairs and general maintenance of the interior, parking areas, and landscaping of the Land and the Building, excluding repairs and general maintenance paid by proceeds of insurance or paid directly by any tenant or other third parties and alterations attributable solely to tenants of the Building other than Tenant;

           (g) Management fees not to exceed a sum equal to five percent (5%) of the Base Rentals derived from tenants of the Building; and

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           (h)   A reasonable amortization charge on account of any capital expenditures incurred to effect a reduction in operating expenses of the Building.

Expressly excluded from the definition of the term Operating Cost are:

     (i) Replacement of capital investment items, excepting those set forth above in paragraph 6A(2)(h);

     (ii) Rental and similar commissions, other than those set forth in paragraph 6A(2)(g) above, advertising, and legal expenses;

     (iii)   Specific costs billed to and paid by specific tenants;

     (iv)    Depreciation; and,

     (v) Principal, interest, and other costs directly related to financing.

For the purpose herein the term "Basic Operating Cost" shall be deemed to be the 1994 operating expenses for the Building per square foot of total Net Rentable Area of the Building.

     (3) The term "Tenant's Share" shall mean the proportion that the Net Rentable Area of the Leased Premises bears to the total Net Rentable Area of the Building, which shall be deemed to be 49,890 square feet. For the purposes of this Lease, Tenant's Share shall be deemed to be 33.25%.

     (4) The term "Operating Year" shall mean any calendar year ending December 31st after the Commencement Date, including the calendar year in which the Term commences.

     (5) Within 120 days from the end of each Operating Year, Landlord shall deliver to Tenant an operating statement setting forth Taxes and Operating Cost for such year and comparing such cost with the Basic Taxes and Basic Operating Cost defined herein. In the event that the sum of Taxes and Operating Cost for any Operating Year as reflected on the operating statement exceeds the sum of the Basic Taxes and Basic Operating Cost, Tenant shall pay to Landlord, within the time and in the manner as provided below, without reduction or set-off, as Additional Rental over and above the Base Rental, Tenant's Share of such excess in accordance with the following:

           (a) Within 30 days of its receipt of the operating statement, Tenant shall pay Landlord such Additional Rental due for the preceding Operating Year plus an amount necessary so that the Tenant shall have paid 1/12 of such Additional Rental for each month that has past in the then current Operating Year.

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           (b)   Tenant shall also pay to Landlord, beginning on the first
day of the first month after Tenant receives the operating statement and on the first day of each month thereafter during the Term, unless subsequently adjusted pursuant hereto, one-twelfth of such Additional Rental due for the preceding Operating Year.

           (c) Tenant shall pay to Landlord the Additional Rental due, as disclosed by the operating statement furnished after the expiration or earlier termination of this Lease, within 10 days of Tenant's receipt of such operating statement.

     (6) Tenant shall be entitled to a credit on the Additional Rental due for the Operating Year preceding the year in which each operating statement is delivered, which credit shall be equal to the amount of Additional Rental already paid by Tenant to Landlord for such Operating Year pursuant to the operating statement delivered during such Operating Year.

     (7) Anything herein to the contrary notwithstanding, in no event shall the Base Rental provided herein ever be reduced.

     (8) Within one hundred and twenty (120) days of its receipt of each annual operating statement, Tenant at its sole cost and expense shall have the right to review in Landlord's offices and during normal business hours Landlord's records of Taxes and Operating Cost. If within such thirty-day period, Tenant does not give written notice stating in reasonable detail any objections to such operating statement, Tenant shall be deemed to have given approval of such statement.

     (9) Anything herein to the contrary notwithstanding, it is agreed that, in the event the Building is not fully occupied during any Operating Year, an adjustment shall be made in accordance with generally accepted accounting principles in computing the Operating Costs and Taxes for such Operating Year so that such computation would be as though the Building had been fully occupied during such Operating Year.

7.   TAXES ON PERSONALTY AND TENANT IMPROVEMENTS.

     Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to all equipment, fixtures, furniture, and other property placed by Tenant in the Leased Premises in excess of standard Tenant Improvements, and all license and other fees or charges imposed on the business conducted by Tenant on the Leased Premises.

8.   IMPROVEMENTS.

     A. Subject to Landlord's prior written approval of Tenant's plans and specifications, general contractor(s), and all subcontractors, which approval shall not be unreasonably withheld or

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delayed, in compliance with all the applicable ordinances, rules, and regulations applicable thereto, at Tenant's sole risk, cost, and expense. Tenant shall construct, in a good and workmanlike manner, improvements in the Leased Premises, and upon completion of such construction by Tenant and compliance by Tenant with the following requirements, Landlord shall reimburse Tenant for the actual cost of such construction (including architectural fees) or $33,182.00, whichever is less; provided, tenant must furnish Landlord each and all of the following:

     1. Copy of contractor's contract and all amendments.

     2. Tenant's affidavit that construction is completed and lien waiver and releases from all contractors and subcontractors.

     3. Evidence of all contractors insurance.

     4. One (1) set of as built plans and specifications.

     5. Any contractor guarantee's.

     6. All work performed by Tenant or Tenant's contractor shall be in compliance with all laws, ordinances, rules, regulations and the like.

Payment by Landlord shall be made within fifteen (15) days after Tenant has delivered to Landlord the documents and items set forth above.

9. MAINTENANCE AND REPAIRS OF BUILDING AND LEASED PREMISES.

   A. Landlord shall provide all normal and customary routine maintenance and repairs of the exterior and the structural portions of the Building and common areas such as lobbies, stairs, corridors, restrooms, roof, and elevators in keeping with the usual standards for first class office buildings in Clear Lake, Texas. Except to the extent covered by warranties by Landlord, suppliers, or contractors, if any, in connection with the Leased Premises, Landlord shall not have any obligation to maintain, repair, or replace any improvements within the Leased Premises, except for damages caused by the acts or omissions of Landlord or tenants contiguous to the Leased Premises in the building. Except to the extent that Landlord is obligated to repair damage by fire or other casualty pursuant to paragraph 16, or damage resulting from condemnation pursuant to paragraph 29, or tenants contiguous to the Leased Premises in the building, Tenant, at its sole cost, shall maintain and repair the Leased Premises and otherwise keep the Leased Premises in good order and repair. Landlord shall furnish all standard light fixture fluorescent bulb replacements in all areas of the Building. Landlord shall not be liable in damages or otherwise by reason of inconvenience, annoyance or injury to business arising from the making or failure to make any repairs,


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alterations, additions or improvements to the Building or the Leased
Premises, nor shall same be construed as an eviction of Tenant, work an abatement of Rent, or relieve Tenant from any covenant or agreement hereof, except to the extent provided by law and not waivable by Tenant. If such an event materially disrupts Tenants use or occupancy for more than ten (10) consecutive days, than Landlord and Tenant will negotiate an abatement of rent for such portion of space that is affected.

     B. Tenant covenants and agrees that it will make no improvement, change or alteration in the Leased Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant further covenants not to commit or allow any waste or damage to be committed on any portion of the Leased Premises or the Building, and to repair or replace any damage or injury done to the Building or any part thereof caused by Tenant or Tenant's agents, employees, invitees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay all cost thereof to Landlord on demand.

10. LANDLORD'S SERVICES TO BE PROVIDED BY LANDLORD.

     A. Landlord agrees to furnish Tenant, while occupying the Leased Premises, with electricity for ordinary office uses and all equipment presently in place in Tenant premises as of the date of this Lease; (not to include, any additional, duplicating and data processing machines, including air conditioning costs therefor, large business machines, special lighting in excess of building standard, and any other equipment requiring high electrical consumption characteristics), Landlord shall also provide elevator service, security service and week - daily janitorial service, in keeping with the usual standard for first class office buildings in Clear Lake, Texas. During the periods and hours as such services are normally furnished to all tenants of the Building (except holidays), Landlord agrees to furnish Tenant with hot, cold, and refrigerated water at those points of supply provided for general use of other tenants in the Building; heated and refrigerated air conditioning in season) at temperatures and in amounts considered standard for first class office buildings in Clear Lake, Texas. Such services beyond the normal periods and hours will be provided upon written request from Tenant at an hourly rate to be billed to Tenant.
Landlord shall not be liable in damages or otherwise for failure, stoppage, or interruption of any such service, including providing parking spaces as described in paragraph 10C below, nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, or relieve Tenant from any covenant or agreement hereof, except to the extent provided by law and not waivable by Tenant, but in the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to resume service promptly. Landlord shall not be liable in damages or otherwise for


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a curtailment of any such service covered by federal, state or municipal regulation, and such curtailment shall not be construed as an eviction of Tenant, work an abatement of Rent or relieve Tenant from any covenant or agreement hereof. If such an event materially disrupts Tenants use or occupancy for more than ten (10) consecutive days, than Landlord and Tenant will negotiate an abatement of rent for such portion of space that is affected.

     B. The work of the Building janitor shall not be unreasonably hindered after 6:00 p.m.

     C. Vehicles shall be towed away at their owner's expense for the following violations: parking vehicle in the designated Visitor Parking areas in or around the Building, in the delivery zones or any other areas other than that area specifically designated by Landlord. Landlord may make, modify or enforce rules and regulations relating to the parking of vehicles around the Building, and Tenant shall abide by such rules and regulations. Landlord shall not be liable for any property damage or bodily injury arising from the use of the parking lot by the tenants of the Building or their agents, employees or invitees.

11. RULES AND REGULATIONS OF BUILDING.

     Tenant shall perform and comply with reasonable Rules and Regulations of the Building with respect to safety, care, cleanliness, parking and preservation of good order in the Building that may be established from time to time by Landlord for tenants of the Building. Such rules and regulations and any changes shall apply equally to all tenants. Landlord shall not be liable to Tenant for any failure of any other tenants of the Building to comply with such Rules and Regulations, attached hereto as Exhibit "C", except in the event of an unreasonable refusal to enforce such rule after written notice from Tenant.

12. LAWFUL USE.

    Tenant shall comply with all laws, ordinances, orders, rules and regulations, whether promulgated by federal, state, municipal or any other agency or body having any jurisdiction thereof, and whether in effect now or in the future, relating to the use, condition or occupancy of the Leased Premises and shall correct any violation thereof promptly after becoming aware of such violation. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is contrary to the use described in paragraph 2 hereof, unlawful, or deemed to be extrahazardous on account of fire, or permit anything to be done which will in any way increase the rate of fire insurance coverage on the Building and/or its contents.


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13.  EXTRAORDINARY EQUIPMENT.

     Landlord has approved all current equipment presently used by tenant in the Leased Premises. However, without the specific prior written consent of Landlord and Tenant's written agreement to pay additional costs, Tenant shall not install or maintain any additional apparatus or devices within the Leased Premises which will increase the usage of electrical power, water or gas for the Leased Premises to an amount greater than would be normally required for general office use for space of comparable size in Houston, Texas. Upon execution of this Lease, Landlord consents that Tenant may install the following equipment based upon the attached list at no extra charge.

14.  LANDLORD'S ACCESS.

     Landlord and Landlord's mortgagee shall have the right, unless in case of emergency, upon reasonable notice, at all reasonable times during the Term to enter the Leased Premises to inspect the condition thereof, and during the final six (6) months of the Term to show the Leased Premises to prospective new tenants, to determine if Tenant is performing its obligations under this Lease, and to perform the services or to make the repairs and restoration that Landlord is obligated to perform or furnish under this Lease, to make repairs to adjoining space, to cure any defaults of Tenant hereunder that Landlord elects to cure, and to remove from the Leased Premises any improvements thereto or property placed therein in violation of this Lease.

15.  INSURANCE.

     Landlord shall maintain during the Term of this Lease fire and extended coverage insurance insuring the Building and Leased Premises against damage or loss from fire or other casualty normally insured against under the terms of standard policies of fire and extended coverage insurance. Tenant shall be responsible for providing, at Tenant's own expense, (a) all insurance coverage necessary for the protection against loss or damage from fire, theft or other casualty for Tenant's goods, furniture or other property placed in the Leased Premises, and (b) liability insurance covering the Leased Premises which insurance coverage and amount shall be in amount not less than $2,000,000.00 and Landlord shall be a named loss payee.

16.  FIRE OR OTHER CASUALTY.

     A. If the Leased Premises shall be partially damaged by fire or other casualty without the fault or neglect of Tenant or Tenant's agents, employees, servants, representatives, guests, invitees or contractors, the damages shall be repaired by and at the expense of Landlord, and the Rent until such repairs are made shall be abated according to the part of the Leased Premises which

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is usable by Tenant or Tenant's agents, employees, servants, representatives, guests, invitees or contractors. If such partial damage is due to the fault or neglect of Tenant, then repairs shall be at Tenant's expense and there shall be no abatement of Rent.

     B. If the Leased Premises or the Building shall be totally or substantially damaged or rendered wholly or substantially untenantable by fire or other casualty without the fault or neglect of Tenant, and if same cannot be reasonably expected to be restored or repaired by Landlord within six (6) months after such fire or casualty, then Landlord, within sixty (60) days after such fire or casualty, shall have the election, upon notifying Tenant of its intentions, to terminate this Lease or to repair or reconstruct the Leased Premises and Building to substantially the same condition in which they existed immediately prior to such damage or destruction. If Landlord elects to terminate the Lease as herein permitted, Landlord shall refund to Tenant any prepaid rent (unaccrued to the date of the fire or other casualty), less any sum then owing Landlord by Tenant. If the Lease is not terminated, then this Lease shall continue in full force and effect, Landlord shall repair the damage within such six (6) month period, subject to delays arising from shortages of labor or material, acts of God, or other conditions beyond Landlord's reasonable control (However, Landlords inability to have necessary funds available to perform required action shall not be deemed a condition of Landlords reasonable control, provided insurance proceeds are utilized for the repair and reconstruction of the Leased Premises and Building), and the Rent until such repairs are made shall be abated as provided in subparagraph A above.

17.  WAIVER OF SUBROGATION.

     Anything in this Lease to the contrary notwithstanding, each party hereto hereby releases and waives all claims, rights of recovery, and causes of action that either such party or any party claiming by, through, or under such party by subrogation or otherwise may now or hereafter have against the other party or any of the other party's directors, officers, employees or agents for any loss or damage that may occur to the Building, the Leased Premises, Tenant Improvements or any of the contents of any of the foregoing by reason of fire, Act of God, the elements or any other cause, including negligence of the parties hereto or their directors, officers, employees, or agents that could have been insured against under the terms of standard fire and extended coverage insurance policies; provided, however, that this waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver (i) is prohibited by the laws and insurance regulations of the State of Texas, or (ii) would invalidate any insurance coverage of Landlord or Tenant. Landlord shall not be liable to Tenant for any inconvenience or loss to Tenant in connection with any of the repair, maintenance, damage, destruction, restoration or replacement referred to in this Lease.


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18.  MUTUAL INDEMNITY.

     Except for the claims, rights of recovery and causes of action that Landlord has released and waived pursuant to Paragraph 17 hereof, Tenant shall indemnify and hold harmless Landlord and Landlord's agents, directors, officers, employees, invitees, and contractors from all claims, losses, costs, damages or expenses (including, but not limited to, attorney's fees) resulting or arising from any and all injuries or death of any person or damage to any property caused by any act, omission or neglect of Tenant or Tenant's directors, officers, employees, agents, invitees or guests, or any parties contracting with Tenant relating to the Leased Premises. Except for the claims, rights of recovery and causes of action that Tenant has released and waived pursuant to Paragraph 17 hereof, Landlord shall indemnify and hold harmless Tenant and Tenant's agents, directors, officers, employees, invitees, and contractors from all claims, losses, costs, damages or expenses (including, but not limited to, attorney's fees) resulting or arising from any and all injuries or death of any person or damage to any property caused by any act, omission or neglect of Landlord or Landlord's directors, officers, employees, agents, invitees or guests, or any parties contracting with Landlord relating to the Leased Premises.

19.  NON-WAIVER.

     No consent or waiver, express or implied, by Landlord to or of any breach in the performance or observance by the other party of any of its obligations under this Lease shall be construed as or constitute a consent or waiver to or of any other breach in the performance or observance by such party of such obligation or any other obligation of Landlord or Tenant. Neither the acceptance by Landlord of any Rent or other payment hereunder, whether or not any default hereunder by Tenant is then known to Landlord, nor any custom or practice followed in connection with this Lease shall constitute a waiver of any of Tenant's obligations under this Lease. Time is of the essence with respect to the performance of every obligation of Landlord or Tenant under this Lease in which time of performance is a factor.

20.  QUIET POSSESSION.

     Provided Tenant has performed all of its obligations under this Lease, including but not limited to the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term, subject to the provisions and conditions set forth in this Lease and all reservations and restrictions affecting the Building and the Land of record as of the date hereof, and in those that may hereafter be created.


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21.  NOTICES.

     Each notice required or permitted to be given hereunder by one party to the other shall be in writing with a statement therein to the effect that notice is given pursuant to this Lease and the same shall be given and shall be deemed to have been delivered, served and given if delivered in person or placed in the United States Mail, postage prepaid, by United States registered or certified mail, addressed to such party at the address provided for such party herein. Any notices to Landlord shall be addressed and given to Landlord as follows:

     INVESTAR REAL ESTATE SERVICES
     10900 NORTHWEST FREEWAY, SUITE 200A
     HOUSTON, TX 77092
     ATTN: JACK FRILOUX

     With a copy to:

     Salitex II, Limited
     10903 Highland Meadow Village Drive
     Houston, TX 77089
     Attn: Leasing Office

The address for Tenant shall be:

     CYBERONICS, INC.
     17448 HIGHWAY THREE
     SUITE 100
     WEBSTER, TX 77598
     ATTN: JOHN K. BAKEWELL

The address stated above shall be effective for all notices to the respective parties until written notice of a change in address is given pursuant to the provisions hereof.

22.  LANDLORD'S FAILURE TO PERFORM.

     If Landlord fails to perform any of its obligations under this Lease, Landlord shall not be in default hereunder and Tenant shall not have any rights or remedies growing out of such failure unless Tenant gives Landlord written notice thereof setting forth in reasonable detail the nature and extent of such failure and such failure by Landlord is not cured within the thirty (30) day period following delivery of such notice or such longer period therefor provided elsewhere in this Lease. If such failure cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefor (not to exceed an additional thirty (30) day), if Landlord commences curing such failure within such thirty (30) day period and continues the curing thereof with reasonable diligence and continuity.

23. LIMITATION OF LANDLORD'S PERSONAL LIABILITY.

     In no event shall Landlord, including any successor or assignee of all or any portion of Landlord's interest in the Land and Building, be personally liable or accountable with respect to any provision of this Lease. If Landlord shall be in breach or default with respect to any obligation hereunder or otherwise, Tenant agrees to look for satisfaction solely to Landlord's interest in the Land and the Building. In the event Landlord transfers this Lease, other than as security for a mortgage, Landlord (and, in case of any subsequent transfers or conveyances, the then Grantor) shall, upon such transfer, upon such transfer and assumption of the obligations hereunder by the transferee, be relieved from all liability and obligations hereunder arising after such transfer.

24.  LANDLORD'S LIEN AND REMEDIES.

Landlord waives all liens applicable under Texas law, whether statutory, at common law, or otherwise arising, including without limitation its statutory Landlords lien under the Texas Property Code.

      B. Each of the following acts or omissions of Tenant or occurrence shall constitute an "Event of Default":

      (1) Failure or refusal by Tenant to timely pay the Rent or any other sum due hereunder within five (5) days of the due date thereof;

      (2) Failure to perform or observe any other covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period of thirty (30) days following written notice to Tenant of such failure;

      (3) Abandonment of the Leased Premises or any significant portion thereof;

      (4) The filing on execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Tenant; or, petition or answer seeking relief under any provision of the Bankruptcy Act; or, an assignment for the benefit of creditors or composition; or, a petition or other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any such guarantor or any property of Tenant or a proceeding by any governmental authority for the dissolution or liquidation of Tenant. Provided Tenant has ninety (90) days to seek the dismissal of any involuntary bankruptcy proceedings.

      C. Upon the occurrence of any Event of Default, as enumerated above, Landlord may, at Landlord's option, in addition to any other remedy or right given hereunder or by law or equity do any one or more of the following:

      (1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

      (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease.

      D. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Leased Premises. All claims for damages by reason of such reentry and/or repossession are hereby waived except the liability arising by virtue of Landlords gross negligence or willful misconduct, as are all claims for damages by reason of any forcible detainer proceedings, sequestration proceedings or other legal process, except if such actions are unlawful. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings, as Landlord may elect.

      E. In the event Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord at Houston, Harris County, Texas, the sum of all Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the difference between (1) the Rent plus all other payments due by Tenant hereunder for the remaining portion of the Term (had such Term not been terminated by Landlord prior to the Expiration Date), and (2) the then present fair rental value of the Leased Premises for such period.

      F. In the event that Landlord elects to repossess the Leased Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord at Houston, Harris County, Texas, all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term until the Expiration Date, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord). In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the Rent. Actions to collect amounts due by Tenant as provided in this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

     G. In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at Houston, Harris County, Texas, in addition to any sum provided to be paid above: broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises to the extent applicable to the unexpired term hereof; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants at a building standard level, and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies hereunder, including reasonable attorneys' fees. Past due Rent and other past due payments shall bear interest from maturity at four (4%) percentage points over prime rate, of the average of the three (3) largest banks located in Houston, per annum rate until paid.

     H. In the event of termination or repossession of the Leased Premises for an Event of Default, except to the extent required by law, and not waivable by Tenant, Landlord shall not have any obligation to relet or attempt to relet the premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose. If Landlord is required by law, which is not waivable by Tenant, to attempt to mitigate its damages by reletting the Leased Premises resulting from an Event of Default by Tenant, Tenant agrees that said duty shall be discharged by Landlord's engaging a manager or leasing agent to attempt to relet the Leased Premises, which manager or leasing agent will show the Leased Premises and attempt to lease same on the same basis as it does with other space in the Building, and Tenant agrees that there shall be no duty to give any priority or preference to the Leased Premises over other available space in the Building.

     I. If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

     J. In addition to the above described remedies, Landlord will also have all other remedies provided by law in the event of any default hereunder by Tenant. Tenant will pay Landlord's expenses incurred in enforcing remedies for any default by Tenant, including reasonable attorneys' fees.

25.  SURRENDER.

     On the last day of the Term, or upon the earlier termination of this Lease, Tenant shall peaceably and quietly surrender the Leased Premises to Landlord in good order, repair and condition at least equal to the condition of same when delivered to Tenant, excepting only reasonable wear and tear resulting from normal use and damage by fire or other casualty covered by the insurance carried by Landlord. Tenant may remove its trade furniture, office supplies and movable office furniture and equipment attached to the Building provided: (1) such removal is made prior to the termination of the Term; (2) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (3) Tenant promptly repairs all damage caused by such removal to Landlords reasonable satisfaction except for normal wear and tear. All other building standard property at the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain in and be surrendered with the Leased Premises as a part thereof at the termination of this Lease by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal. Notwithstanding anything herein to the contrary, Tenant's surrender of the Leased Premises shall in no way affect Tenant's obligations under the Additional Rental provisions of this Lease to the Expiration Date, whether or not the amount of such obligation has been ascertained either as of the date Tenant surrenders the Leased Premises or as of the Expiration Date.

26.  HOLDING OVER.

     If Tenant does not surrender possession of the Leased Premises at the end of the Term or upon earlier termination of this Lease, at the election of the Landlord, Tenant shall be a tenant-at-sufferance of Landlord and the Rent and other payments due during the period of such holdover shall be one and a half times the amount set forth above in effect immediately prior to the end of the Term or termination of this Lease. No holding over by Tenant after the Term shall operate to extend the Term hereof and, in the event of such holding over, Tenant shall indemnify Landlord against any and all claims for damages or loss resulting therefrom, including, but not limited to, claims by any other tenant to whom Landlord may have leased all or any part of the Leased Premises as of the termination of this Lease.

26A. APPROVED HOLD OVER SPACE.

     Notwithstanding the foregoing, Tenant shall have the right to hold over pursuant to the terms of this Lease as to approximately 5,000 square feet identified as Exhibit "B" ("Approved Hold Over Space"). Such right shall arise upon's Tenant's written notice to Landlord prior to termination of this Lease that Tenant is exercising this right. Upon the giving of such notice Tenant shall be obligated for all obligations hereunder as to such Approved Hold Over Space and shall continue to have all rights hereunder as to such Approved Hold Over Space until Tenant gives six (6) months written notice or Landlord gives twelve (12) months written notice of its election to cancel. The Approved Hold Over Space rental rate will be the current market rate (which shall not be less than the rental rate described in paragraph 4, nor more than a 150% of the rental rate described in paragraph 4) of the building of which shall be mutually agreed upon prior to the commencement of the Approved Hold Over Space commencement or Section 26. Holding Over will govern. If Tenant elects to retain Approved Holdover Space, it shall be subject to all terms and conditions of this Lease.

27.  LIENS.

     Tenant shall not permit any mechanics', materialmen's or other liens to be fixed or placed against the Leased Premises, the Building or the Land and agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanics', materialmen's or other lien which is allegedly fixed or placed against any of the foregoing.

28.  ASSIGNMENT AND SUBLETTING.

     A. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest therein without the prior express written permission of Landlord, which shall not be unreasonably withheld, and any attempt to do any of the foregoing without prior express written permission of the Landlord shall be void ab initio and of no effect. This prohibition against any assignment or subletting shall be construed to include a prohibition against assignment or subletting by operation of law, provide that any transfer of this Lease from Tenant by merger or consolidation or any change in ownership of power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall not constitute an assignment for the purpose of this Lease.

     B. If Tenant should desire to assign this Lease or sublet the Leased Premises or any portion thereof, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligation hereunder as to such space after paying all Base Rental, Additional Rental and other sums due as of such date, or (2) to permit Tenant to assign or sublet such space, subject, however, to subsequent written approval of the proposed assignee or sublessee by Landlord, or (3) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord shall fail to notify Tenant of such election within said thirty (30) day period, Landlord shall be deemed to have elected option
(3) above, however such consent shall not be unreasonably withheld. Landlord and Tenant specifically agree that, in the event of any approved assignment or subletting the rights of any such assignee or subtenant of Tenant herein to the use and occupancy of the Leased Premises shall be subject to all of the terms, conditions and provisions of this Lease, including, without limitation, restrictions on use and the covenant to pay Base Rental and Additional Rental. Landlord may collect Base Rental and Additional Rental directly from such assignee or subtenant and apply the amount so collected to the Rent. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant, from further performance by Tenant of covenants undertaken to be performed by Tenant herein, and Tenant will remain liable and responsible for all Rent and other obligations herein imposed upon Tenant.

     C. Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest without the prior express written permission of Landlord, or if the Leased Premises be occupied in whole or in part by anyone other than Tenant without the prior written permission of Landlord, Landlord may nevertheless collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder. In any case where Landlord consents to any such assignment, sublease or other transaction, Landlord may require that Tenant pay Landlord a reasonable sum as attorneys' fees arising incident to such transaction. Any rental or other consideration payable to Tenant under any permitted assignment or sublease, in excess of the Base Rental set forth in this Lease, and any additional rental payable to Tenant in excess of the Additional Rental set forth in this Lease, shall be payable to Landlord.

29.  CONDEMNATION.

     If all or any part of or interest in the Leased Premises shall be taken as a result of the exercise of the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking. If only a part of or interest in the Leased Premises or if a substantial portion of the Building is so taken, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Leased Premises by written notice to the other within thirty (30) days after the date of taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Leased Premises or Building taken shall be of such extent and nature as to substantially handicap, impede or impair Tenant's use of the Leased Premises or the balance of the Leased Premises remaining. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, and awards with respect thereto except for an award, if any, specified by the condemning authority for any property that Tenant has the right to remove upon termination of this Lease. Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term. In the event of a partial taking of the Leased Premises which does not result in a termination of this Lease, the Rent thereafter to be paid shall be proportionally reduced.

30.  RIGHT TO RELOCATE.

     DELETED

31.  SUBORDINATION.

     A. At the option of the holder of any Security Documents, as hereinafter defined, the rights and interests of Tenant under this Lease and in and to the Leased Premises shall be subject and subordinate to all deeds of trust, mortgages, and other security instruments and to all renewals, modifications, consolidations, replacements and extensions thereof (the "Security Documents") heretofore or hereafter executed by Landlord covering the Leased Premises, the Building or the Land or any part thereof, to the same extent as if the Security Documents had been executed, delivered, and recorded prior to the execution of this Lease. Subject to the foregoing provisions of this paragraph 31, Landlord reserves the right, without notice to or consent of Tenant, to assign this Lease and/or any and all Rent hereunder as security for the payment of any mortgage loan, deed of trust loan or other method of financing or refinancing. In the event of foreclosure by the holder of any Security Document, at the option of said holder, Tenant shall attorn to said holder as Landlord.

     B. After the delivery to Tenant of a notice from Landlord that it has entered into one or more Security Documents, then, during the term of such Security Documents, Tenant shall grant to such holder or holders the right to cure all defaults, if any, of Landlord hereunder within the same time period provided in this Lease for curing such defaults by Landlord. At any time and from time to time upon not less than ten (10) days prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a statement of Tenant in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, if any), and stating whether or not to the best knowledge of Tenant, Landlord is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement may be relied upon by any prospective purchaser, tenant, mortgagee or assignee of any mortgage of the Building or the Land or of Landlord's interest therein. The failure of Tenant to execute and deliver to Landlord a statement in accordance with the provisions hereof shall constitute an acknowledgement by Tenant which may be relied upon by any such purchaser, tenant, mortgagee or assignee of any such mortgage that this Lease is unmodified and in full force and effect, that the Rent has been duly and fully paid to and including the respective due dates immediately preceding the date of such notice, and that Landlord is not in default. Failure by Tenant to deliver timely such statement shall constitute, as to any person entitled to rely upon such statement, a waiver of any defaults which may exist prior to the date of such notice.

32.  MISCELLANEOUS.

     A. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate the remainder. If the rights of the Tenant hereunder are owned by two or more parties or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. Titles are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease. In all instances where Tenant or Landlord is required hereunder to pay any sum or to do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. To the full extent permitted by law, the obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction thereof is hereinabove expressly provided for and not otherwise. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference, even though Landlord or Tenant may be an individual, a partnership, a corporation, or group of two or more individuals, partnerships, or corporations.

     B. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord or is otherwise permissible hereunder, Tenant's assigns. No payment made by Tenant or received by Landlord in an amount less than the monthly Base Rental, Base Parking or Additional Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated unpaid Base Rental or Additional Rental, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of such Rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease or by law provided to Landlord. All payments due hereunder shall be deemed made on the date postmarked for delivery by the United States Post Office.

     C. Landlord does not become a partner of Tenant in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with Tenant by virtue of this Lease. Any representation, warranty, covenant or agreement contained herein which contemplates performance after the expiration or termination of this Lease shall be deemed to survive such expiration or termination.

     D. Tenant and its counsel have had full opportunity to review and negotiate the terms and provisions of this Lease. Accordingly, notwithstanding that this Lease was drafted by Landlord, in the event of any ambiguous provision hereof, there shall be no presumption in favor of either Landlord or Tenant in the interpretation or construction of any provision of this Lease.

     E. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into and taking this Lease, it relies solely upon the representations and agreements contained in this Lease and not elsewhere. This Lease, including the exhibits which are attached hereto and made a part hereof, constitutes the entire agreement of the parties hereto and shall in no way be conditioned, modified, or supplemented except by a written agreement executed by both parties.

     F. Except to the extent expressly set out in this Lease, to the full extent allowed by law, Landlord disclaims all representations or warranties to Tenant of any kind, whether express or implied, including without limitation as to condition of the Leased Premises or Building (including without limitation suitability for particular purpose or commercial use), and provision of services.

     G. From time to time as promptly requested by Landlord, Tenant shall deliver to Landlord a written statement stating that this Lease is in full force and effect, that Landlord is not in default (or specifically setting out any defaults), the Commencement Date, the Expiration Date and that all obligations of Landlord to build-out the Leased Premises have been completed (or stating any work yet to be done), the date through which Rent is paid, and the amount of any Security Deposit held by Landlord, if any. If Tenant fails to respond to Landlord's request for such a written request to Tenant, it shall be deemed that the facts are as set out in the statement prepared by Landlord and submitted to Tenant at the time Landlord makes the request to Tenant, and Landlord and any prospective purchaser of or lender regarding the Building may rely on same.

     H. At all times during the term of this Lease, Tenant covenants and agrees that Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in or about the Leased Premises by Tenant, Tenant's agents, employees, customers, clients, invitees, licensees, or contractors without prior written notice to Landlord. Upon request of Landlord, Tenant must demonstrate to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and it will be used, kept, and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Leased Premises. As used herein, the term "Hazardous Material" means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, the Emergency Planning and Community Right to Know Act of 1986, as amended, the Toxic Substantial Control Act as amended; all rules and regulations promulgated with respect thereto; and all other federal, state and local laws, regulations ordinances, rules and bylaws, whether now existing, previously in force, or subsequently enacted.

     I. Brokers: Tenant and Landlord represents that they have dealt only with his exclusive broker representative, ESSEX Realty Services, Inc., and the Landlord's representative REALSOURCE SERVICES for this transaction, and shall hold each party harmless from any outside claims for brokerage commission.

     J. Confidential Disclosure Agreement: Tenant, Tenant's employees and agents specifically agree that they will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation that is not an agent or consultant of Tenant in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business and legal terms of this Lease. The parties stipulate that, between them, the matters of this Lease are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Landlord, and that any breach of the terms of this section is a breach of this agreement.

IN WITNESS WHEREOF, this Lease is hereby executed as of the date first above set forth.

                                       "LANDLORD"  SALITEX II, LTD.


                                       /s/     BENJAMIN CHENG
                                       ------------------------------------

                                       By      Benjamin Cheng
                                          -----------------------------------

                                       Title   V.P., Salitex Corp.,
                                               General Partner
                                             --------------------------------

                                       "TENANT"  CYBERONICS, INC.



                                       /s/     ALLEN W. HILL
                                       --------------------------------------

                                       By      Allen W. Hill
                                          -----------------------------------

                                       Title   President & CEO
                                             --------------------------------

                                 EXHIBIT "A"


                                 FIRST FLOOR

                                 [FLOOR PLAN]

                                EXHIBIT "A-1"


                              LEGAL DESCRIPTION


               RESERVE C, Abstract 88 Robert Wilson League
               Medical Center Plaza

               2.1420 Acres

                              EXHIBIT "B"


                             1 FIRST FLOOR

                              [FLOOR PLAN]

                              EXHIBIT "B-1"

                                SITE PLAN

                                  [MAP]

                                 EXHIBIT "C"

                            RULES AND REGULATIONS

     Tenant agrees for itself, its employees, agents, clients, customers, invitee, guests and licensees, to comply fully with the following rules and regulations and with such reasonable modifications thereof and additions there to as Landlord may make for the Building.

     1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building. Tenants shall not place objects against glass partitions, doors or windows which would be unsightly from the Building's corridors, or from the exterior of the Building. Tenant shall have the right to black-out windows in offices along front area.

     2. No dust, rubbish, or litter shall be swept from any room into any of the corridors, except under the direction of the janitor nor shall the same, or anything else, be thrown or emptied from the windows, or down skylights or elevator shafts of the Building, and no slops, ashes, coffee grinds, dirt or other rubbish shall be emptied into the water closets. Tenant shall provide adequate waste and rubbish receptacles, such as plastic bags, to be placed in their own waste and rubbish receptacle to accommodate the disposal of slops, ashes and coffee grinds. Cigarette butts or wrappers will be disposed of in containers provided by the Tenant in the Premises or placed in trash receptacles provided by the Landlord in public areas.

     3. The Building toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitee, shall have caused it.

     4. Tenant will not introduce or place any foreign substance of any kind such as photographic fluids, lead substances (i.e., barium), or other chemicals and fluids that Tenant may use in its course of business into the plumbing and/or waste disposal or the Building which results in surcharge which may be charged the Landlord by any city, state, federal or other governmental agency for the presence of these substances in the waste disposal. Landlord acknowledges that Tenant will be using photographic fluids and Tenant shall comply with all City requirements for disposal of fluids.

     5. Except as set forth in the Agreement, tenants shall not paint, display, inscribe, maintain, or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside or the Premises which can be seen from the exterior, unless Landlord gives specific written approval. Landlord reserves, without liability, but after twenty-four (24) hours notice to tenants, the right to remove at tenant's expense all matter which violates this rule. Landlord approves of signage presently in use by Tenant.

     6. Tenant shall not use the name of the Building, without Landlords consent which shall not be unreasonably withheld, for any purpose other than that of the business address of the tenant, and shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

     7. Directories may be placed by Landlord in the Building and Tenant's name shall be included at no initial charge to Tenant. No other directories will be permitted. Changes, additions and deletions to directory listings requested by Tenant shall be at Tenant's expense.

     8. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away, gimmicks or any business involving the sale of secondhand goods, insurance salvage stock, or fire sale stock and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

     9. Canvassing, soliciting, and peddling in the Building is prohibited without the written permission of Landlord and Tenant shall cooperate to prevent same.

    10. If any governmental license or permit shall be required for the proper and lawful conduct of tenant's business, such tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection and shall at all times comply with the terms of any such license or permit.

    11. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, otherwise injure or annoy, other tenants, or do anything in conflict with valid pertinent laws, rules or regulations or any governmental authority having jurisdiction or authority over such instances. Landlord acknowledges that Tenant will have oxygen and other gases in premises, but Tenant still responsible as stated above.

Landlord approves of present use of facilities by Tenant.


    12. Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, appliance or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, or hazardous material without prior written consent of Landlord unless used in the normal operation of Tenant's business. Tenant may have microwave in premises.

    13. Tenants shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which is allowed by applicable building code. Tenant shall not instal any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routine and location thereof.
All damage done to the building by the improper placing of heavy items which over stresses the floor will be repaired at the sole expense of Tenant. Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the building and into the out of the Premises at such times and in such manner as the Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and responsibility. Prior to Tenant's removal of any such articles from the building, Tenant shall obtain written authorization therefor at the office of the Building and shall present such writing to a designated employee of Landlord.

    14. All deliveries must be made via the service entrance and designated service elevators (if available) during normal business hours. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

    15. Tenant shall use only the elevator so designated by Landlord as a "freight elevator" (whether such designation is physically located on or near said elevator is in the Rules and Regulations promulgated by Landlord for this Building or is given to Tenant directly by Landlord for the transportation of freight, furniture, inventory, equipment or other items which would interfere in any way with the public use of the non-freight elevators because of either the size or frequency of the items being transported or delivered to the Premises.

    16. Movement in or out of the Building of furniture of office equipment, telegraphic, telephonic, or any other communication service, or receipt by Tenant of any merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to the hours designated by Landlord from time to time. All such movement shall be as directed by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall be include reasonable determination by Landlord as to time, method, and routine of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant expressly assumes all risk of damage to any all articles moved by Tenant, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if carrying out this service for Tenant from the time of entering property to completion of the work; and Landlord shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Tenant.

     17. The removal of furniture and office machines except in the normal course of business from the Building will require the presentation of a permit or written authorization by an authorized representative of the Landlord. Security Guards will have the right to challenge all persons leaving the Building with articles.

     18. Tenant is cautioned in purchasing furniture that the size is limited to such as can be placed on the elevator and will pass through the doors of the offices. The Landlord reserves the right to refuse to allow to be placed in the Building any furniture or fittings of any description which do not comply with such conditions.

     19. On Sundays, legal holidays (defined as Christmas Day, New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day and Thanksgiving Day), and on other days after normal working hours, persons will not be allowed access to the Building, or to the halls, corridors, elevators, or stairways in the Building, or to the Premises unless the persons seeking access are known to the security guard on duty or present satisfactory identification to such security guard. Persons permitted to enter the Building on Sundays, holidays, and after normal working hours on other days will be requested to sign the log book on entering and also when leaving the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise for the safety of the tenants, and protection of the Building and property in the Building.

     20. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

     21.    Landlord reserves the right to exclude or expel from the

Building any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or is or may be disruptive or cause an inconvenience to Landlord or other tenants, or who shall in any manner do any act in violation of any of the rules of the Building.

     22. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service for Tenant, to Landlord for Landlord's supervision and/or approval before performance of any such contractual services. This requirement shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, window, ceilings, electrical wiring, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's prior written approval.

     23. Tenant shall not make or permit any excessive noises cause disturbance or vibrations, or use or operate any musical, electrical or electronic devices that emit loud sounds or airwaves which may disturb, annoy or otherwise interfere in any way with other tenants, or persons having businesses with them.

     24. No equipment of any kind shall be operated on the Premises that could in any way annoy other tenant in the Building.

     25. Business machines and mechanical equipment belonging to any tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any other tenants in the Building shall be placed and maintained by such tenants, as such tenant's expense, in settings of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

     26. Tenant shall not create any odors which may be offensive to other tenants or occupants of the Building.

     27. Landlord has provided electrical outlets for use by the Tenant in the operation of Tenant's typewriters, adding machines, and such other office machines requiring 110 voltage and all other uses of electricity are prohibited unless otherwise authorized by Landlord, and Tenant shall be responsible for any and all damage caused by the prohibited use of electricity. Any use of electrical extension cords will comply with requirements of the City in which the Building is situated and other applicable Building Code Regulations with respect to length and type of service. Power demand from any one Building Standard duplex outlet receptacles will not exceed 20 amps.

     28. Tenant shall not waste electricity, water or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning. Tenant shall not adjust any control other than room thermostats installed for Tenant's use.

     29. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     30. The exterior of windows may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

     31. No Tenant or occupant shall employ any janitor or other person to take care of premises occupied by them other than the regular cleaning personnel of the Building, except by prior notification of the Landlord or its authorized agents.

     32. Tenant will be responsible for any damage to carpeting and flooring as a result of negligence or acts of Tenant of rust or corrosion of Tenant's file cabinets, potholders, roller chairs and other metal objects.

     33.    Tenant shall not in any manner deface or damage the Building.

     34.    DELETED

     35. Each tenant shall cooperate with Building employees in keeping the Premises neat and clean and operating efficiently.

     36. Where applicable, Tenant, Tenant's agent or employees must observe strict care not to leave windows open when it rains or snows; and from any default or carelessness in these respects, or any of them, shall make good all injury sustained by other tenants, and to the Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness.

     37. All entrance doors to the Premises shall be left locked and all windows shall be left closed by Tenant when the Premises are not in use. Corridor doors shall not be left open at any time.

     38. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Tenant's Premises or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

     39. Personal property left on the Premises at the expiration of the Agreement may be stored or removed from the Premises by Landlord at the full risk, cost and expense of the Tenant. The Landlord shall in no event be responsible for the value preservation or safekeeping thereof. Any time after ten (10) days from their termination of this Agreement, the Landlord may dispose of such personal property in any way that it deems proper. If the Landlord shall sell any such personal property, it shall be entitled to retain from the proceeds the amount of rent due, together with cost of storage and the expense of the sale.

     40. No additional locks or similar devices shall be attached to any door and no locks shall be changed except by Landlord. Upon termination of this Agreement or of Tenant's possession of the Premises, Tenant shall surrender all keys for door locks and other locks in or about the Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults which are not removed by Tenant.

     41. No birds, animals (except those for the handicap), bicycles or motorized vehicles shall be brought into or kept in or about the Building.

     42. Except for Tenant's private vending machines, no food, soft drink or other vending machines will be installed within the Premises without first obtaining the written consent of Landlord, which consent Landlord may withhold or grant, in its sole and arbitrary discretion.

     43. No food shall be prepared or cooked in the Premises, and the Premises shall not be used for housing, lodging, sleeping, or for any immoral or illegal purpose. Nothing contained in this clause, however, shall be constructed to prohibit to Tenant's operation of an employee coffee lounge facilities in the Premises.

     44. The requirements of the tenants will attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     45. Landlord reserves the right to rescind any of these rules and make other and further rules and regulations as in the judgement of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitee, which rules when made and notice thereof given to a Tenant shall be binding upon him in a like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect and the terms and provisions of any lease now or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease of such Rules and Regulations which is most restrictive on such tenant and most favorable to Landlord. All changes to rules and regulations will apply to all tenants equally, except parking issues.

CAVEAT: Any failure by Landlord to enforce any of the aforesaid Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the building, shall not constitute a waiver of any such Rules and Regulations, and Landlord shall not be responsible to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, licensee or occupancy of the building to observe or comply with any of the Rules and Regulations.

                               PARKING REGULATIONS

1. There will be no parking in any area of the property other than those areas clearly marked and defined for parking.

2. Parking for authorized employees will be on the basis of first-come-first served.

3. Tenant, its employees, agents, customers and guests will be expected to park their cars in an orderly manner within the marked stalls provided.

4. It is recommended that cars be left in a "brakes on, doors locked" condition at all times.

5. No car will be allowed to park in any driveway area or in any manner which will interfere with the normal flow of traffic.

6.   Cars parked illegally will be towed at the car owner's expense.

7. Tenant agrees that all its servants, clients, customers, employees, agents, visitors, invitee and licensees have been or will be fully informed as to the content of these regulations.

8. Landlord or Landlord's officers, agents and employees shall not be liable for and Tenant waives all claims for damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in and upon the parking areas.

9. Tenant shall have four (4) designated parking spaces reserved exclusively for Tenant adjacent to their manufacturing area, more precisely described as Exhibit "B-2".

CAVEAT: Any failure by Landlord to enforce any of the aforesaid parking regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such regulations, and Landlord shall not be responsible to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, licensee or occupant of the Building to observe or comply with any of the regulations.

                                EXHIBIT "D"

                            SPECIAL PROVISIONS

1.   BUILDOUT RENT

     Tenant agrees to pay through August 27, 1995, the buildout rent in the amount of $856.43 per month as Additional Rent. This charge was for the original amortization of the clean room and began on the Original Commencement Date to amortize $38,500.00 of special Tenant buildout over the Lease Term at 12% per annum in equal monthly installments of principal and interest.

2.   REFUSAL RIGHT

     Subject to the conditions set forth in this Exhibit, and provided Tenant is not in default under this lease either at the time Tenant exercises the Refusal Right or at the time the Refusal Space is delivered to Tenant, Landlord hereby grants to Tenant a right of first refusal on all space in the building excluding the rights of existing tenants and renewals of existing tenants.

EXERCISE OF REFUSAL RIGHT.     In the event all or any portion of (the
"Refusal Space") becomes available for lease, and Landlord has received a bona fide offer to lease all or any portion of such Refusal Space from an independent third party ("Third Party") which Landlord desires to accept, Landlord or Landlord's agent shall notify in writing Tenant of the availability for lease of such Refusal Space and shall include in such notice Base Rent and Additional Rent (and expense stop, or base year) for such Refusal Space, and any concessions (in the nature of "free" rent, buildout allowance, moving allowance, or the like) with respect to the lease of such Refusal Space which Landlord would agree to grant to a third party. Tenant shall have ten (10) days after the receipt of Landlord's notice of the availability of any Refusal Space for lease in which to notify Landlord or Landlord's agent in writing of the exercise by Tenant of Tenant's acceptance of the Refusal Right with respect to the Refusal Space described in Landlord's notice to Tenant. In the event that Tenant fails to notify Landlord within such ten (10) day period that Tenant elects to exercise Tenant's Refusal Right with respect to the Refusal Space, Tenant shall be deemed to have waived Tenant's Refusal Right with respect to such Refusal Space only; and Landlord shall have the right to enter into a lease with any party, including Third Party, with respect to that Refusal Space on substantially the same terms and conditions specified in Landlord's notice to Tenant of the availability for lease of such Refusal Space for a period of sixty (60) days after Tenant has waived their Refusal Right.

                    FIRST ADDENDUM TO LEASE AGREEMENT


This First Addendum to Lease Agreement ("First Addendum") is entered into as of April 18, 1996 (the "Effective Date") between Salitex II, LTD ("Landlord") and Cyberonics, Inc. ("Tenant").

                                RECITALS

     A. Landlord and Tenant entered into that certain Lease Agreement dated as of the 3rd Day of November, 1994 (the "Lease"), covering approximately 16,591 square feet of net rentable square feet on the first floor of the building known as the Clear Lake One office building located at 17448 Highway Three, Webster, Texas.

     B. Landlord and Tenant desire to amend the Lease to add and additional 2,555 square feet of net rentable area to the Premises and as otherwise hereinafter provided.

                                AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual obligations hereinafter set forth and other food and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

     1.    DEFINITIONS.    The capitalized terms used in this First Addendum
that are not defined herein shall be the same meaning ascribed thereto in the Lease.

     2.    ADDITIONAL SPACE.    Subject to and upon the terms, provisions and
conditions set forth in the Lease, as amended by this First Addendum, Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord approximately 2,555 square feet of net rentable area (as defined in the Lease) on the first floor of the Clear Lake One office building, as shown on Exhibit "A-1" hereto (the "Additional Space").

     3.    COMMENCEMENT DATE.    The Commencement date for the additional
space will be May 1, 1996. (referred to hereafter in this First Addendum as the "Commencement Date").

     4.    ADDITIONAL BASE RENT.    Subject to and upon the term, provisions
and conditions set forth in the Lease, as amended by this First Addendum, Tenant hereby agrees to pay in additional Minimum Rent the amount of $2,555.00 per month commencing on the Commencement Date through the end of the Term of Lease (October 31, 1997). Total Minimum Monthly Rent shall be $19,146.00.

     5.    ADDITIONAL RENT CHARGES.    In addition to the new additional base
Rent, Tenant will pay commencing on the Commencement Date based on the additional premises, 2,555 net rentable square feet, Additional Charges as set forth in the body of the Lease, under section 6, Additional Rental.

     6.    CONSTRUCTION RIDER, EXHIBIT "B".    Subject to the conditions set
forth in the original Lease and the attached construction rider (Exhibit "B") Landlord will provide $5,110.00 to buildout the "Additional Space".

Tenant and Landlord represent that they have dealt only with the Landlord's representative, Realsource Services, for this First Addendum, and shall hold each party harmless from any outside claims for brokerage commissions.

This Amendment is intended to amend the provisions of the Lease only to the extent expressly set forth herein. All of the terms, covenants and provisions set forth in the Lease are hereby ratified and confirmed except as expressly amended hereby, and Landlord and Tenant hereby agree that the Lease shall continue in full force and effect in accordance with its terms, as amended hereby. Landlord and Tenant further agree that the termination date of the additional space shall be the same as the Lease Agreement dated November 3, 1994 and shall be subject to the same obligations and privileges of the original Lease Agreement.

Executed effective as the date first set forth above although actually executed on the dates set forth opposite the name of the signature of the parties.

DATE:     4/23/96                      LANDLORD:
      ----------------------           SALITEX II, LTD.

                                       by:  /s/    BENJAMIN CHENG
                                           ------------------------------------
                                       name:       Benjamin Cheng
                                             ----------------------------------
                                       Title:      V.P.
                                              ---------------------------------

DATE:     4/18/96                      TENANT:
      -----------------------          CYBERONICS, INC.

                                       by:  /s/    JOHN BAKEWELL
                                           ------------------------------------
                                       name:       John Bakewell
                                             ----------------------------------
                                       Title: VP, Finance & Administration/CFO
                                              ---------------------------------

                                  EXHIBIT "A"


                                  FIRST FLOOR

                                  [FLOOR PLAN]

                                  EXHIBIT "B"

                               CONSTRUCTION RIDER

TENANT:   CYBERONICS, INC.

LANDLORD: SALITEX II, LTD.

LOCATION: 17448 HIGHWAY 3, WEBSTER, Texas 77598

DATE:     April 15, 1996

     Subject to Landlord's prior written approval of Tenant's plans and specifications, general contractor(s), and all sub-contractors, which approval shall not be unreasonably withheld or delayed, in compliance with all applicable ordinances, rules and regulations applicable thereto, at Tenant's sole risk, cost, and expense, Tenant shall construct, in a good and workmanlike manner, improvements in the Leased Premises, and upon completion of such construction be Tenant and compliance by Tenant with the following requirements, Landlord shall reimburse Tenant for the actual cost of such construction (including architectural fees) or $5,110.00, whichever is less; provided, Tenant must furnish Landlord each and all of the following:

     1.  Copy of contractor's contract and all amendments and change orders,

     2. Evidence of contractor insurance including fire and extended coverage, public liability and fire legal,

     3. Notice to Landlord that Tenant has actually opened for business stating date opened and execution of lease commencement letter. (Lease acceptance letter)

     4. Certificate of Occupancy or other evidence of final inspection city and fire authorities that the Leased Premises is ready for occupancy, and

Payment by Landlord shall be made within fifteen (15) days after Tenant has delivered to Landlord the documents and items set forth above.

     Landlord and Tenant agree that during all phases of construction of the Lease Premises, Tenant and Tenant's contractors shall have reasonable use of the utilities and shall use the rear door and rear stairways to the second floor, and Landlord agrees to otherwise accommodate Tenant and Tenant's contractors as may be necessary in Landlord's position as Landlord, to permit the orderly and timely completion of Tenant's Work, however, Tenant shall not


                                  EXHIBIT "B"
                               Page 1 of 3 pages
interfere with other tenant's use of the Building during construction. Tenant and Tenant's contractors will be permitted access to the elevator through the lobby and elevator in such a way to minimize interference and disruption of other tenants in the Building.

     Landlord shall deliver to Tenant such information and building plans as are required to enable Tenant to prepare the Tenant Working Drawings (defined below) for any and all leasehold improvements (the "Leasehold Improvements") desired by Tenant in the Leased Premises (said plan and other information and instructions being called the "Landlord Building Plan" and "Site Plan").

     Tenant shall cause drawings (hereinafter called "Tenant Working Drawings") of the Leasehold Improvements to be prepared at Tenant's expense. The Tenant Working Drawings shall consist of the complete sets of plans and specifications in the form of working drawings or construction drawings, for all the Leasehold Improvements. In addition, Landlord will provide HVAC services to the Leased Premises based upon Tenant's Working Drawings.

Tenant may use its own contractor and architect in completing its Leasehold Improvements. Landlord hereby approves _______________________ as the architect and _______________________ as the general contractor for such work. Any other architect or general contractor must be approved by Landlord which approval will not be unreasonably withheld. Landlord agrees to provide Tenant with $2.00 per square foot of net rentable area of the Leased Premises as an improvement allowance such amount being $5,110.00 to be used by Tenant toward the cost of such work payable within fifteen (15) business days of receipt of appropriate evidence and certificates of completion as well as waivers and releases from all contractors and materialmen.

     Upon Landlord's approval of the Tenant Working Drawings, Tenant agrees to commence construction of the Leasehold Improvements and diligently and in good faith pursue such construction to its conclusion.

     The phrases "substantial completion" or "substantially complete" shall mean the construction of the Leasehold Improvements has been completed in accordance with the Tenant Working Drawings except as noted on any Punch List of items remaining incomplete, all construction debris has been removed from the Leased Premises and the Leased Premises are clean, the Leased Premises may reasonably be used and occupied for he purposes intended by the Tenant and the progress of the construction of the Leasehold


                                  EXHIBIT "B"
                               Page 2 of 3 pages

Improvements to date is such that final completion of the Leasehold Improvements can occur within a reasonable period of time and without undue interference to the Tenant's use of the Leased Premises and all required certificates of occupancy have been issued.

     EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the 24th day of April, 1996.

                                       SALITEX II, LTD

                                       BY:

                                          By:        /s/ BENJAMIN CHENG
                                              ---------------------------------
                                              Name:      Benjamin Cheng
                                                    ---------------------------
                                              Title:   V.P.
                                                     --------------------------
                                                             "Landlord"


                                          CYBERONICS, INC.
ATTEST:

                                          By:         /s/ JOHN BAKEWELL
-----------------------------                 ---------------------------------
                                              Name:       John Bakewell

                                              Title:    VP, Finance &
                                                      Administration/CFO
                                                     --------------------------
                                                              "Tenant"


                                  EXHIBIT "B"
                               Page 3 of 3 pages

                 SECOND ADDENDUM TO LEASE AGREEMENT

This Second Addendum to Lease Agreement ("Second Addendum") is entered into as of April 30, 1997 (the "Effective Date") between Salitex II, LTD as ("Landlord") and Cyberonics, Inc. as ("Tenant").

                             RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of the 3rd day of November, 1994 (the "Lease"), and then modified under the First Addendum on April 18, 1996 covering approximately 19,146 square feet of net rentable square feet on the first floor of the building known as Clear Lake One office building located at 17448 Highway Three, Webster, Harris County, Texas.

B. Landlord and Tenant desire to amend the Lease to add an additional 5,889 square feet of net rentable area to the Premises and as otherwise hereinafter provided.

                             AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

     1.   DEFINITIONS.    The capitalized terms used in this Second
          Addendum that are not defined herein shall be the same meaning ascribed thereto in the Lease.

     2.   ADDITIONAL SPACE.    Subject to and upon the terms, provisions
          and conditions set forth in the Lease, as amended by this Second Addendum, Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord approximately 2,439 square feet of net rentable area (as defined in the Lease) on the first floor (Exhibit A-1, A-2) and approximately 3,450 square feet of net rentable area (as defined in the Lease) on the second floor (Exhibit B-1, B-2) of the Clear Lake One office building, as shown on the exhibits hereto ("Additional Space")

     3.   COMMENCEMENT DATE.    The Commencement date for the additional
          space will be May 1, 1997. (referred to hereafter in this Second Addendum as the "Commencement Date")

     4.   ADDITIONAL BASE RENT.    Subject to and upon the terms, provisions
          and conditions set forth in the Lease, as amended by this Second Addendum, Tenant hereby agrees to pay in Additional Minimum Rent the amount of $5,889.00 per month commencing on the Commencement Date through the end of the Term of the Lease (November 3, 1997). Total Minimum Monthly Rent shall be $25,035.00.

     5.   ADDITIONAL RENT CHARGE.    In addition to the new additional base
          rent, Tenant will pay commencing on the Commencement Date based on the additional premises, 5,889 net rentable square feet, Additional Charges as set forth in the body of the Lease, under section 6, Additional Rental.

     6.   CONSTRUCTION.    Tenant leases additional space in its present and
          AS-IS condition and Landlord will provide no funds for Tenant modifications.

Tenant and Landlord represent that they have dealt only with the Landlord's representative, Realsource Services, for the Second Addendum, and shall hold each party harmless from any outside claims for brokerage commissions.

This Addendum is intended to amend provisions of the Lease only to the extent expressly set forth herein. All of the terms, covenants and provisions set forth in the Lease are hereby ratified and confirmed except as expressly amended hereby, and Landlord and Tenant hereby agree that the Lease shall continue in full force and effect in accordance with its terms, as amended hereby. Landlord and Tenant further agree that the termination date of the additional space shall be the same as the Lease Agreement dated November 3, 1997 and shall be subject to the same obligations and privileges of the original Lease Agreement.

Executed effective as the date first set forth above although actually executed on the dates set forth opposite the name of the signature of the parties.

DATE:                                  LANDLORD:
     -------------------               SALITEX II, LTD

                                       By:     /s/ BENJAMIN CHENG
                                          -------------------------------------
                                       Name:       Benjamin Cheng
                                            -----------------------------------
                                       Title:  V.P., Salitex Corp., G.P.
                                             ----------------------------------


DATE:   5/1/97                         TENANT:
     -------------------               CYBERONICS, INC.

                                       By:     /s/ JOHN BAKEWELL
                                          -------------------------------------
                                       Name:       John Bakewell
                                            -----------------------------------
                                       Title:  VP, Finance & Administration/CFO
                                             ----------------------------------

                                EXHIBIT "A-1"

                                 FIRST FLOOR

                                    [MAP]

                                 EXHIBIT "A-2"

                                     [MAP]

                                 EXHIBIT "B-1"

                                    [MAP]

                                  EXHIBIT "B-2"

                                     [MAP]


                                     B-2